Exhibit 23.1



                      INDEPENDENT AUDITORS' CONSENT


	We consent to the incorporation by reference in this Registration Statement of Baker Hughes Incorporated on Form S-8 of our report dated November 12, 1997, incorporated by reference in the Annual Report on Form 10-K of Baker Hughes Incorporated for the year ended September
30, 1997.



Deloitte & Touche LLP



Houston, Texas
April 1, 1998